Exhibit 10.1

AMENDMENT # 1 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the Exclusive License Agreement by and between Temple University – Of The Commonwealth System of Higher Education (“TEMPLE”) and QS Energy, Inc. (“QSEP”), dated August 1, 2011, as amended (“Agreement”), is entered into effective as of June 1, 2017 (“Amendment No. 1 Date”).

WHEREAS, TEMPLE is the owner of certain intellectual properties pertaining to technology to reduce crude oil viscosity (TEMPLE Reference C513RT) to which QSEP obtained an exclusive worldwide license under the Agreement; and

WHEREAS, QSEP and TEMPLE wish to resolve outstanding payments due Temple under the Agreement and update the entity name from Save The World Air, Inc. to QS Energy, Inc.

NOW, THEREFORE, in consideration of the premises and of the covenants and obligations hereinafter set forth, the parties, intending to be legally bound, hereby agree to amend Agreement as follows:

1.	Pursuant to Article 5.3, one hundred thirty-five thousand dollars ($135,000) is due Temple from QS Energy (“Outstanding Fees”). The parties have agreed to defer the Outstanding Fees until the first occurrence of either:

a.	LICENSEE’s receipt of cumulative SALES equal to or exceeding eight hundred thirty-five thousand dollars ($835,000); or

b.	LICENSEE enters into a SUBLICENSE pursuant to Article 11.

2.	The Outstanding Fees shall be subject to a nine percent (9%) interest rate accruing as-of June 1, 2017, calculated annually based on the amount due in the prior year and the total interest shall be added to the amount due Temple.

3.	The license maintenance fee of sixty-two thousand five hundred dollars ($62,500) due August 1, 2017 shall be due within five (5) business days of the execution of this Amendment and due annually thereafter on June 1st.

4.	All other terms and conditions of Agreement shall remain unchanged and in full force and effect, as amended to date.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Agreement to be executed by their duly authorized representative the day and year written below:

Temple University – Of The Commonwealth System of Higher Education:

By: /s/ Jaison Kurichi	Date: 7/13/2017
Jaison Kurichi
Associate Vice President for Budget

QS Energy:

By: /s/ Michael McMullen	Date: 6/27/2017
Michael McMullen, Chief Financial Officer